                                                                  EXHIBIT (c)(3)


                              AMENDED AND RESTATED
                              COLLATERAL AGREEMENT
                                    [Direct]

         In consideration of one or more loans, letters of credit or other financial accommodations extended by THE CHASE MANHATTAN BANK or any of its subsidiaries or affiliates (the "Bank"), the undersigned and the Bank agree as follows:

         1.       Definitions.

         "COLLATERAL" means each of the following as identified in EXHIBIT A, and includes all additions, proceeds, renewals, investments and reinvestments, substitutions and any sums of money standing to the credit of any account opened or maintained by any clearing system for the undersigned and under the direction or control of the Bank, whether or not listed on EXHIBIT A: (a) the deposits of the undersigned with the Bank (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank) (the "DEPOSITS"); (b) the stocks, bonds and other instruments and securities (whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank or any other custodian or trustee or clearing system) (the "SECURITIES"); (c) all Deposits, Securities and any other assets held in trust, or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank or any other custodian or trustee or clearing system (the "ACCOUNT ASSETS"); and as to all of the foregoing, all certificates, receipts and other instruments evidencing the Deposits, Securities and Account Assets. "Clearing system" includes Cedel Bank, Societe Anonyme, the Euroclear System, the Depository Trust Company ("DTC") and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.

THIS COLLATERAL AGREEMENT AMENDS AND RESTATES THE TERMS AND PROVISIONS OF THAT CERTAIN STOCK PLEDGE AGREEMENT DATED JULY 8, 1992, BETWEEN G. ARTHUR SEELBINDER AND FIRST UNION NATIONAL BANK OF TENNESSEE, N.A. ("FIRST UNION"), AS AMENDED BY A FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT DATED DECEMBER 27, 1993, AND AS ASSIGNED BY FIRST UNION TO NATIONSBANK OF TENNESSEE, N.A. ("NATIONSBANK") AND THEREAFTER AMENDED BY A SECOND AMENDMENT TO STOCK PLEDGE AGREEMENT BETWEEN G. ARTHUR SEELBINDER, KATHLEEN W. HAMMER AND NATIONSBANK DATED AS OF MARCH 9, 1994, A THIRD AMENDMENT TO STOCK PLEDGE AGREEMENT DATED JANUARY 27, 1995 AND A FOURTH AMENDMENT TO STOCK PLEDGE AGREEMENT DATED JULY 24, 1995, AND AS ASSIGNED BY

NATIONSBANK TO BANK PURSUANT TO THAT CERTAIN ASSIGNMENT OF NOTES, MORTGAGE AND COLLATERAL DOCUMENTS DATED AS OF JANUARY 31, 1997.

         "Liabilities" means indebtedness, obligations and liabilities of any kind of the undersigned to the Bank, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, including, without limitation, indebtedness of Borrower to Bank in the amount of $3,000,000 secured by a lien on Borrower's real property located at 25 Middle Road, Palm Beach, Florida, and costs and expenses incurred by the Bank in connection with the Collateral, this Agreement or any Liability Document.

         "Liability Document" means any instrument, agreement or document evidencing or delivered in connection with the Liabilities.

         2. Grant of Security Interest.

         As security for the payment of all the Liabilities, the undersigned pledges, transfers and assigns to the Bank and grants to the Bank a security interest in and right of setoff against, the Collateral.

         3. Agreements of the Undersigned and Rights of the Bank.

         The undersigned agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

         a. Deposits: The Bank may: (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; (iv) in all respects deal with the Deposits as the owner; provided that, as to (ii) through (iv), until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

         b. Securities: The Bank may: (i) transfer to the account of the Bank any Securities whether in the possession of, or registered in the name of, the DTC or other clearing system or held otherwise; (ii) transfer to the account of the Bank with any Federal Reserve Bank any Securities held in book entry form with any such Federal Reserve Bank; and (iii) transfer to the name of the Bank or its nominee any Securities registered in the name of the undersigned and held by the Bank and complete and deliver any necessary stock powers or other transfer instruments; provided that until



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
the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

         The undersigned grants to the Bank an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities, provided that until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

         All payments, distributions and dividends in securities, property or cash shall be paid directly to and, at the discretion of the Bank, retained by the Bank and held by it, until applied as provided in this Agreement, as additional Collateral; provided that until the occurrence of a Default, interest on Deposits and cash dividends on Securities paid in the ordinary course will be paid to the undersigned.

         c. General: The Bank may, in its name, or in the name of the undersigned: (i) execute and file financing statements under the Uniform Commercial Code (the "UCC"), or any other filings necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so); (iii) in its sole discretion, modify the terms of any Liability or release any item of the Collateral, without incurring responsibility to, or affecting any liability of, the undersigned; and (iv) make any notification (to the issuer of any certificate or Security, or otherwise) or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral.

         The undersigned agrees that it will not sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, or otherwise encumber the Collateral, or file or permit to be filed any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party. At the request of the Bank, the undersigned agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve the security interest and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to Comply with any applicable laws or regulations. Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned's rights in any item of the Collateral. The undersigned releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto.



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
         The rights granted to the Bank pursuant to this Agreement are in addition to the rights granted to the Bank in any custody, investment management, trust or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.

         Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

         4.        Loan Value of the Collateral.

         The undersigned agrees that at all times the amount of the Liabilities may not exceed the aggregate Loan Value of the Collateral. The undersigned will, at the Bank's option, either supplement the Collateral or make any payment under the Liabielities to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision. "Loan Value" means the value assigned by the Bank from time to time, in its sole reasonable discretion, to each item of the Collateral.

         5.       Currency Conversion.

         For calculation purposes, any currency in which the Collateral is denominated (the "Collateral Currency") will be converted into the currency of the Liabilities (the "Liability Currency") at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Bank at such place as the Bank deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Bank on the basis of the Bank's last quoted spot rate) or another prevailing rate that the Bank deems more appropriate.

         6.       Representations and Warranties.

         The undersigned represents and warrants: (a) the undersigned is the sole owner of the Collateral; (b) the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement;
(c) no authorizations, consents or approvals and no notice to or filing with any governmental authority or regulatory body is required for the execution and delivery of this Agreement or the exercise by the Bank of its rights and remedies; (d) the execution, delivery and performance of this Agreement will not violate any provisions of applicable law, regulation or order and will not result in the breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which the undersigned is a party or by which it or any of its property may be bound or affected; (e) as to Deposits and Account Assets, the undersigned has not withdrawn, canceled, been repaid or redeemed all or any part of any Deposits or Account Assets and there is no such pending application; (f) as to Securities, the Securities have been duly authorized and are fully paid and non-assessable and may be sold by the Bank under the



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
provisions of Rule 144(k) of the Securities Act of 1933 as amended; and the undersigned understands that Securities held in or by any clearing system may be held on a fungible basis and acknowledges the fungibility regimes pertaining to the Cedel system and the Euroclear system.

         7.       Default.

         Each of the following is a default ("Default"):

         (i) the undersigned or other person liable on or for any of the Liabilities ("Liability Party") fails to perform or observe any term, covenant, or condition under this Agreement or under any Liability Document; (ii) any sum payable on any of the Liabilities is not paid when due; (iii) any indebtedness of the undersigned or of any Liability Party becomes due and payable by acceleration of its maturity; (iv) any representation and warranty of the undersigned or any Liability Party in this Agreement or in any Liability Document is false or misleading at any time; (v) the undersigned or any Liability Party (if a natural person) dies; (vi) the undersigned or any Liability Party: (a) is generally not, or is unable to, or admits in writing its inability to, pay its debts as its debts become due; (b) makes an assignment for the benefit or creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets: (c) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (d) has any such petition filed, or any such proceeding has been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (e) has a receiver, custodian or trustee appointed for all or a substantial part of its property; or (f) takes any action effectuating, approving or consenting to any of the events described in this section (vi); and (vii) the undersigned or any Liability Party is involved in a proceeding relating to, or which may result in, a forfeiture of part or all of the undersigned's or any Liability Party's assets; then, unless and to the extent that the Bank otherwise elects, the Bank will be entitled to exercise any of the rights and remedies under this Agreement.

         8.       Remedies.

         On a Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned's basis or holding period for any Collateral.

         The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker's board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Bank



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
or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives.

         The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency; (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects; (iii) invest such monies or proceeds on behalf of the undersigned; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.

         The undersigned will pay to the Bank all expenses (including reasonable attorneys' fees and legal expenses incurred by the Bank and the allocated costs of its in-house counsel) in connection with the exercise of any of the Bank's rights or obligations under this Agreement or the Liability Documents. The undersigned will take any action requested by the Bank to allow it to sell or dispose of the Collateral. Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the undersigned will remain liable for the payment in full of any unpaid balance of the Liabilities.

         9.       Jurisdiction.

         The undersigned consents to the non-exclusive jurisdiction of the State and Federal courts sitting in the City of New York and agrees that suit may be brought against the undersigned in those courts or in any other jurisdiction where the undersigned or any of its assets may be found, and the undersigned irrevocably submits to the jurisdiction of those courts. The undersigned consents to the service of process by mailing copies of process to the undersigned at its most recent mailing address in the records of the Bank. The undersigned further agrees that any action or proceeding brought against the Bank may be brought only in a New York State or United States Federal court sitting in New York County.

         10.      Notices.

         Unless otherwise agreed in writing, notices may be given to the Bank and the undersigned by ordinary mail addressed to the Bank or the undersigned at their addresses on the signature page of this Agreement, or any other address communicated in writing by either party to the other. Notices to the Bank are effective on receipt.




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
         11.      Miscellaneous.

         (a.) The Bank may assign any of the Liabilities or Collateral and will be fully discharged from all responsibility as to the assigned Collateral. That assignee will have all the powers and rights of the Bank hereunder, but only as to the assigned Collateral.

         (b.) No amendment or waiver of any provision of this Agreement nor consent to any departure by the undersigned will be effective unless it is in writing and signed by the undersigned and the Bank and will be effective only in that specific instance and for that specific purpose. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

         (c.) The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the undersigned or any Liability Party.

         (d.) The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

         (e.) The term "undersigned" will include all signatories, if more than one, and the terms, covenants and conditions and the representations and warranties will be joint and several. The term "undersigned" will also include the heirs, executors, administrators, assigns and successors of the undersigned.

         (f.) The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.

         (g.) Unless otherwise agreed, Liabilities will be repayable at the principal office of the Bank at One Chase Manhattan Plaza, New York, New York 10081, on demand and will bear interest at the rate announced by the Bank from time to time at its principal office as its prime commercial lending rate.

         (h.) This Agreement is governed by and construed according to the laws of the State of New York.




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
         12.      WAIVER OF JURY TRIAL.

         NEITHER THE UNDERSIGNED NOR BANK, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE UNDERSIGNED OR BANK, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER SECURITY FOR THE INDEBTEDNESS SECURED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND BANK. NEITHER THE UNDERSIGNED NOR BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE UNDERSIGNED AND BANK, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE UNDERSIGNED NOR BANK HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ONE ANOTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


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
IN WITNESS WHEREOF, the undersigned has signed this Agreement effective as of the 31st day of January, 1997.



/s/ G. Arthur Seelbinder                   /s/ Kathleen W. Hammer POA
-------------------------------            ------------------------------
G. ARTHUR SEELBINDER                       KATHLEEN W. HAMMER



ACCEPTED:
                                           Address for notices to the Bank
The Chase Manhattan Bank                   The Chase Manhattan Bank, N.A.
                                           1211 Avenue of the Americas
                                           New York, New York  10036



By: /s/ Daniel A. Dougherty
    ---------------------------------
    Name: Daniel A. Dougherty
          ---------------------------
    Title: SVP
          ---------------------------



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
                                                                       EXHIBIT A


                          DESCRIPTION OF THE COLLATERAL

1.       Deposits


      Type of           Location
      Deposit          (NY, IBF-NY,         Contract or          Issue or             Maturity       Principal
   (CD, TD, etc.)          etc.)          Certificate No.      Opening Date             Date          Amount
   --------------      -----------        --------------       ------------           --------       ---------







2.       Stocks, Bonds and Other Instruments and Securities



     Nature of Security                                     Number of           Face Amount         Certificate
        or Obligation             Name of Issuer              Units           (if Applicable)          Number
     ---------------------    ---------------------         ---------         ---------------       -----------
        Stock                 Cooker Restaurant              570,000                                   40527
                              Corporation, an Ohio           Shares
                              corporation




3. All Assets Held or to be Held in the Following Custody or Subcustody Accounts, Safekeeping Accounts and/or Investment Management Accounts:



   Type of Account                 Account Number                     Location
   ---------------                 --------------                    -----------